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                                                      Exhibit 3-AX
                         STATE OF SOUTH CAROLINA
                           SECRETARY OF STATE

                          ARTICLES OF AMENDMENT

     Pursuant to Section 3-19-196 of the 1976 South Carolina Code, as amended, the undersigned corporation adopts the following
Articles of Amendment to its Articles of Incorporation:

1.  The name of the Corporation is SOUTH CAROLINA ELECTRIC & GAS
     COMPANY.

2.  On                , the corporation adopted the following
    Amendment(s) of its Articles of Incorporation:

                             NOT APPLICABLE

3. The manner, if not set forth in the amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the Amendment shall be effected, is as follows:

    (a) The number of redeemable shares of the Corporation reacquired by redemption or purchase is 7,828 itemized as follows:

          Class                                Series   No. of Shares

Cumulative Preferred Stock   ($50 par value)   4.60%            1,500
Cumulative Preferred Stock   ($50 par value)   9.40%            6,328

    (b) The aggregate number of issued shares of the Corporation after giving effect to such cancellation is 41,500,991, itemized as follows:

          Class                                 Series     No. of Shares

Cumulative Preferred Stock   ($50 par value)     5%            125,209
Cumulative Preferred Stock   ($50 par value)     4.60%           3,834
Cumulative Preferred Stock   ($50 par value)     4.50%          20,800
Cumulative Preferred Stock   ($50 par value)  4.60% (Series A)  30,052
Cumulative Preferred Stock   ($50 par value)     5.125%         74,000
Cumulative Preferred Stock   ($50 par value)  4.60% (Series B)  81,600
Cumulative Preferred Stock   ($50 par value)     6%             89,600
Cumulative Preferred Stock   ($50 par value)     9.40%         197,191
Cumulative Preferred Stock  ($100 par value)     8.12%         131,899
Cumulative Preferred Stock  ($100 par value)     7.70%          92,991
Cumulative Preferred Stock  ($100 par value)     8.40%         197,668
Cumulative Preferred Stock   ($50 par value)     8.72%         160,000

Common Stock ($4.50 par value)                              40,296,147

                                                            41,500,991

     (c) The amount of the stated capital of the Corporation after giving effect to such cancellation is $262,702,761.50.
     (d) The number of shares which the Corporation has authority to issue after giving effect to such cancellation is 55,515,095, itemized as follows:



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        Class                                 Series     No. of Shares

Cumulative Preferred Stock  ($50 par value)      5%            125,209
Cumulative Preferred Stock  ($50 par value)      4.60%           3,834
Cumulative Preferred Stock  ($50 par value)      4.50%          20,800
Cumulative Preferred Stock  ($50 par value)   4.60% (Series A)  30,052
Cumulative Preferred Stock  ($50 par value)      5.125%         74,000
Cumulative Preferred Stock  ($50 par value)   4.60% (Series B)  81,600
Cumulative Preferred Stock  ($50 par value)      6%             89,600
Cumulative Preferred Stock  ($50 par value)      9.40%         197,191
Cumulative Preferred Stock ($100 par value)      8.12%         131,899
Cumulative Preferred Stock ($100 par value)      7.70%          92,991
Cumulative Preferred Stock ($100 par value)      8.40%         197,668
Cumulative Preferred Stock  ($50 par value)      8.72%         160,000

Serial Preferred Stock      ($50 par value) (1 vote)           442,809
Serial Preferred Stock     ($100 par value) (1 vote)         1,327,442
Serial Preferred Stock      ($25 par value) (1/4 vote)       2,000,000
Serial Preferred Stock      ($50 par value) (1/2 vote)         540,000
Common Stock              ($4.50 par value)                 50,000,000

                                                            55,575,095

4.   (a) / / Amendment(s) adopted by shareholder action.

     At the date of adoption of the amendment, the number of outstanding shares of each voting group entitled to vote separately on the Amendment, and the vote of such shares was:

        Number of    Number of       Number of Votes  Number of    Undisputed
Voting  Outstanding  Votes Entitled  Represented at   Shares Voted
Group   Shares       to be Cast      the meeting      For           Against






     (b) / X / The Amendment(s) was duly adopted by the incorporators or board of directors without shareholder approval pursuant to Section 33-6-102(d), 33-10-102 and 33-10-105 of the
1976 South Carolina Code, as amended, and shareholder action was not required.

5. Unless a delayed date is specified, the effective date of these Articles of Amendment shall be the date of acceptance for filing by the Secretary of State (See Section 33-1-230(b)).

Date  November 18, 1993      SOUTH CAROLINA ELECTRIC & GAS COMPANY

                                   By:   K. B. Marsh
                                         Secretary




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